Exhibit 99.1

Contacts:
Michael J. Shea Chief Financial Officer Mac-Gray Corporation 781-487-7600 Email: mshea@macgray.com	Jim Buckley Executive Vice President Sharon Merrill Associates, Inc. 617-542-5300 Email: jbuckley@investorrelations.com

Mac-Gray Reports First-Quarter 2006 Results

Revenue Increase of 8.5 Percent Driven by Acquisitions and Organic Growth
 in Core Laundry Business

WALTHAM, MA, May 11, 2006 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services and energy-efficient MicroFridge® appliances to multi-unit housing locations, today announced its financial results for the quarter ended March 31, 2006.

Mac-Gray reported first-quarter revenues of $67.7 million, an increase of 8.5% from first-quarter 2005 revenue of $62.4 million. Net income for the quarter was $1.8 million, or $0.13 per diluted share, compared with first-quarter 2005 net income of $1.7 million, or $0.13 per diluted share. First-quarter 2006 net income included a pre-tax gain on the change in value of derivative instruments of $542,000 and pre-tax stock-based compensation expense of $103,000. First-quarter 2005 net income included a pre-tax charge of $207,000 for the early extinguishment of debt. Excluding these items from both periods, adjusted net income for the first quarter of 2006 was $1.5 million, or $0.11 per diluted share, compared with adjusted net income of $1.8 million, or $0.14 per diluted share, for the first quarter of 2005.

Please refer to Table 1, included at the end of this news release, for a reconciliation of net income, as reported, to net income, as adjusted.

For the first quarter of 2006, Mac-Gray’s earnings before interest expense, provision for income taxes, depreciation and amortization expense (EBITDA) increased 10.3% to $14.7 million, from $13.3 million in the year-earlier quarter. EBITDA, as adjusted, increased 5.3% to $14.2 million, from $13.5 million in the year-earlier quarter. Capital spending, excluding the January 2006 acquisition, was $5.9 million, down from $6.7 million for the first quarter of 2005.

Please refer to Table 2, included at the end of this news release, for a reconciliation of net income, to EBITDA, as adjusted.

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Comments on the First Quarter

“Mac-Gray’s first-quarter performance marks a good start to 2006,” said Stewart MacDonald, Mac-Gray’s chairman and chief executive officer. “Our results continue to reflect steady execution of our core business strategy, which centers on achieving disciplined revenue growth through a combination of selective acquisitions as well as organic growth. Some one-time expenses, and higher interest costs attributable to our 2005 bond offering, as well as our January 2005 and 2006 acquisitions, obscured the bottom-line effect of our first-quarter 8.5% revenue growth.

“Revenue in our core laundry facilities management business was up 10.4% year-over-year, and accounted for 86% of our total revenue in the first quarter. This increase included a week of incremental revenue attributable to the January 2005 acquisition and a partial quarter of contributions from the Boston-area laundry facilities management company we acquired on January 20th. Organic growth contributed nearly half of the quarter’s top-line increase and we continued to aggressively pursue business that meets our return-on-investment criteria.

“First-quarter results within our Product Sales business were mixed as higher Laundry Equipment Sales offset a slight decline in MicroFridge® sales. Overall, Product Sales revenue was essentially flat year-over-year at $8.8 million. The softness in MicroFridge sales was primarily within the government sector where funding remains irregular and unpredictable due to military spending.

“Nevertheless, this was another quarter of progress in addressing MicroFridge margins, which had come under pressure in the second half of last year primarily due to higher energy and fuel costs, competitive pressures, as well as storage and freight expenses. By instituting freight surcharges and select price increases, we improved margins in the MicroFridge business for the second consecutive quarter. We are continuing to take the steps necessary to achieve further improvements.”

Business Outlook and Financial Guidance

“The outlook for the remainder of 2006 remains positive as we pursue our two-pronged growth strategy,” concluded MacDonald. “We will continue to seek accretive acquisitions that increase our density within an existing market or extend our geographic footprint into a complementary market. We also remain sharply focused on internal growth opportunities and exceeding the record organic growth we achieved in 2005. In addition, we expect to continue our success in renewing the vast majority of facilities management contracts that we will renegotiate this year.

“We believe the fundamental trends in our core markets, such as higher apartment occupancy rates, our steady shift toward technology, and opportunities to increase vend prices are all favorable for our business and support our growth objectives.”

Based on its first-quarter results and current market conditions, Mac-Gray is reaffirming its previously announced 2006 guidance.

•                  Revenue in the range of $270 million to $290 million;

•                  Depreciation and amortization in the range of $33 million to $37 million;

•                  Interest expense in the range of $12 million to $15 million;

•                  An income tax rate of 42% to 43%;

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•                  Diluted earnings per share in the range of $0.35 to $0.45; and

•                  Total capital expenditures in the range of $34 million to $37 million, including laundry facilities management contract incentives.

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to apartment vacancy rates, no change in the number of shares outstanding in calculating earnings per share data and the earnings impact of the events referenced in this release. There can be no assurance that Mac-Gray’s actual results will not differ materially from the estimates set forth above.

Conference Call Information

The Company will host a conference call at 10:00 a.m. ET today during which Stewart MacDonald, Mac-Gray’s chairman and chief executive officer, and Michael Shea, chief financial officer, will summarize the Company’s financial results, review business and operating highlights from the first quarter, provide a business and financial outlook, and answer questions. To hear a live broadcast of the call, log onto www.macgray.com or dial (706) 643-0228 or (866) 323-7218 prior to the call.

You can also access a replay of the conference call in the Investor Relations section of Mac-Gray’s website at www.macgray.com.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of card- and coin-operated laundry facilities in multiple housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes. Mac-Gray contracts its laundry rooms under long-term leases. These leases typically grant Mac-Gray exclusive contract rights to laundry rooms on the lessor’s premises for a fixed term, which is generally seven to 10 years, in exchange for a negotiated portion of the revenue collected. Mac-Gray serves approximately 53,500 multi-housing laundry rooms located in 40 states and the District of Columbia.

Mac-Gray also sells, services and leases commercial laundry equipment to commercial laundromats and institutions through its product sales division. This division also includes the Company’s MicroFridge® business, where Mac-Gray sells its proprietary MicroFridge® line of products, which are combination refrigerators/freezers/microwave ovens utilizing patented Safe Plug™ circuitry. The products are marketed throughout the United States to hotels and motels, the federal government for military housing, college residence halls, and assisted living facilities. MicroFridge® also has agreements with Whirlpool Corporation to market Maytag’s Magic Chef®, Amana® and Maytag® lines of home appliances under its MaytagDirect™ program throughout the United States. MicroFridge® and Maytag® products bear the ENERGY STAR® designation. To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Intelligent Laundry Solutions™, Intelligent Laundry Systems™, LaundryView™, PrecisionWash™ and MaytagDirect™ are trademarks of Mac-Gray Corporation. MicroFridge® is a registered trademark of Mac-Gray Corporation. All other product names, service marks and trademarks mentioned herein are trademarks of their respective owners.

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Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s estimates of revenue, earnings, earnings per share, interest expense, income tax rate, depreciation and amortization expense, and capital expenditures for the full year 2006. The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements. Certain factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the effect of changes in multi-unit housing sector vacancy rates on the Company’s facilities management revenue, the effect of increased fuel costs on the Company’s margins, the Company’s ability to successfully integrate any acquired assets and operations and service the increased debt incurred to finance such acquisitions, as well as the risks that the Company may incur unanticipated costs related to such acquired operations or not realize expected revenues, synergies and cost savings, and those risks set forth in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2005 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other reports subsequently filed with the Securities and Exchange Commission.

MAC-GRAY CORPORATION
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share amounts; Unaudited)

	Three months ended
	March 31,
	2005	2006

Revenue	$62,373	$67,698
Cost of revenue:
Cost of facilities management revenue	34,694	38,434
Depreciation and amortization	7,745	8,151
Cost of products sold	6,813	6,862
Total cost of revenue	49,252	53,447

Gross margin	13,121	14,251

Operating expenses:
Selling, general, administration and depreciation expenses	7,707	8,580
Loss on early extinguishment of debt	207	—
(Gain) loss on sale or disposal of assets, net	(24)	94
Total operating expenses	7,890	8,674

Income from operations	5,231	5,577

Interest expense, net	(2,272)	(3,184)
Gain related to derivative instruments	—	542
Income before provision for income taxes	2,959	2,935
Provision for income taxes	1,257	1,181
Net income	$1,702	$1,754

Net income per common share — basic	$0.13	$0.14

Net income per common share — diluted	$0.13	$0.13

Weighted average common shares outstanding — basic	12,809	12,944

Weighted average common shares outstanding — diluted	13,163	13,363

MAC-GRAY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)

	December 31,	March 31,
	2005	2006
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$11,046	$12,344
Trade receivables, net of allowance for doubtful accounts	10,308	7,148
Inventory of finished goods	6,398	7,857
Prepaid expenses, facilities management rent and other current assets	9,961	9,914
Total current assets	37,713	37,263
Property, plant and equipment, net	118,459	118,146
Goodwill	37,941	37,941
Intangible assets, net	116,793	125,642
Prepaid expenses, facilities management rent and other assets	13,177	14,022
Total assets	$324,083	$333,014

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$1,185	$1,131
Trade accounts payable and accrued expenses	22,724	18,327
Accrued facilities management rent	15,629	16,553
Deferred revenues and deposits	682	388
Total current liabilities	40,220	36,399
Long-term debt and capital lease obligations	165,493	175,261
Deferred income taxes	29,010	29,920
Other liabilities	759	732
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock of Mac-Gray Corporation ($.01 par value, 5 million shares authorized, no shares outstanding)	—	—
Common stock of Mac-Gray Corporation ($.01 par value, 30 million shares authorized, 13,443,754 issued and 12,924,340 outstanding at December 31, 2005, and 13,443,754 issued and 12,959,842 outstanding at March 31, 2006)	134	134
Additional paid in capital	69,032	69,212
Accumulated other comprehensive income	315	324
Retained earnings	24,513	26,057
	93,994	95,727
Less: common stock in treasury, at cost (519,414 shares at December 31, 2005 and 483,912 shares at March 31, 2006)	(5,393)	(5,025)
Total stockholders’ equity	88,601	90,702
Total liabilities and stockholders’ equity	$324,083	$333,014

MAC-GRAY CORPORATION
TABLE 1
Reconciliation of Reported Net Income to Adjusted Net Income
(In thousands, except per share amounts)

	Three months ended
	March 31,
	2005	2006

Net income, as reported	$1,702	$1,754

Income before provision for income taxes, as reported	$2,959	$2,935
Stock compensation expense	—	103
Gain related to derivative instruments	—	(542)
Loss on early extinguishment of debt	207	—
Income before provision for income taxes, as adjusted	3,166	2,496
Provision for income taxes, as adjusted	1,346	1,004

Net income, as adjusted	$1,820	$1,492

Diluted earnings per share, as adjusted	$0.14	$0.11

To supplement the Company’s unaudited consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, management has used a non-GAAP measure of net income. Management believes presentation of this measure is appropriate to enhance an overall understanding of our historical financial performance and future prospects. Adjusted net income, which is adjusted to exclude certain gains and losses from the comparable GAAP net income, is an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods. For these reasons, management believes these non-GAAP measures can be useful to investors, potential investors and others. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or other measures prepared in accordance with GAAP.

MAC-GRAY CORPORATION
TABLE 2
Reconciliation of Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)
and to EBITDA, as adjusted
(In thousands)

	Three months ended
	March 31,
	2005	2006

Net income	$1,702	$1,754

Interest expense, net	2,272	3,184
Provision for income taxes	1,257	1,181
Depreciation and amortization	8,057	8,532

EBITDA	13,288	14,651

Stock compensation expense	—	103
Gain related to derivative instruments	—	(542)
Loss on early extinguishment of debt	207	—

EBITDA, as adjusted	$13,495	$14,212

EBITDA, as adjusted is defined herein as income before interest expense, provision for income taxes, depreciation and amortization expense, stock compensation expense, gain related to derivative instruments and loss on early extinguishment of debt. EBITDA, as adjusted should not be considered as an alternative to net income as a measure of operating results or as an alternative to cash flows as a measure of liquidity and it is not a measure of performance or financial condition under generally accepted accounting principles. EBITDA, as adjusted is presented because we believe that certain investors may find it to be a useful tool for measuring Mac-Gray’s ability to meet its future debt service obligations, make capital expenditures and satisfy working capital requirements.